AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON March 27, 2025

Registration No. 333-262710

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Post-Effective Amendment No. 1

to

FORM S-1

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

THE CANNAISSEUR GROUP, INC.
(Exact Name of Registrant as specified in its charter)

Delaware	2833	86-1907561
(State or other Jurisdiction of Incorporation or Organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)

650 Ponce De Leon Ave NE

Suite 300 #2334

Atlanta, GA 30308

Tel: (678) 626-0555

(Address, including zip code, and telephone number, including area code, of Registrant’s principal executive office)

Floretta Gogo

650 Ponce De Leon Ave NE, Suite 300 #2334, Atlanta, GA 30308

Tel: (404) 839-2885

(Name, Address, Including Zip Code, and Telephone Number, Including Area Code, of Agent for Service)

With copies to:

Elton F. Norman, Esquire

The Norman Law Firm PLLC

8720 Georgia Avenue,

Suite 1000

Silver Spring, MD 20910

Phone: (301)-588-4888

Facsimile: (301) 576-3544

Approximate date of commencement of proposed sale to the public:

As soon as practicable after the effective date of this registration statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, please check the following box.☐

If this Form is used to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ◻

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☐	Smaller reporting company	☒

THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(a), MAY DETERMINE.

EXPLANATORY NOTE

This Post-Effective Amendment No. 1 to Form S-1 (this “Post-Effective Amendment”) is being filed by The Cannaisseur Group, Inc. (the “Company”) pursuant to the undertakings in Item 17 of the registration statement on Form S-1 (Registration No. 333-262710) (the “Registration Statement”), which was previously declared effective by the Securities and Exchange Commission on November 13, 2023 to (i) incorporate by reference the Company’s Annual Report on Form 10-K for the fiscal period ended December 31, 2024 and (ii) update certain other information in the Registration Statement. No additional securities are being registered under this Post-Effective Amendment. All applicable registration fees were paid at the time of the original filing of the Registration Statement. Accordingly, we hereby amend the Registration Statement by filing this Post-Effective Amendment, which relates to the registration of 28,550,000 shares of our common stock, $0.0001 par value per share, with 15,000,000 being registered for resale by the Company and 13,550,000 shares of our common stock, $0.0001 par value per share, being registered for resale by selling stockholders listed herein.

The information in this prospectus is not complete and may be changed. The security holders identified in this prospectus may not sell these securities until the post-effective amendment to the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

PROSPECTUS (Subject to Completion)

dated March 27, 2025

THE CANNAISSEUR GROUP, INC.

28,550,000 shares common Stock

This prospectus relates to the offer and sale, of up to 28,550,000 shares of our common stock. 15,000,000 shares are being sold by the Company and 13,550,000 shares are being sold by Selling Shareholders. The Company and the Selling Shareholders will each offer the shares at $0.23 per share. The Company will not receive any proceeds from the shares being sold by Selling Shareholders. The Company and Selling Shareholders are conducting the offering and sale of shares on a self-underwritten best-efforts basis, with no minimum shares required. This offering by the Company and Selling Shareholders will commence promptly on the date of this Prospectus and will terminate 12 months from the date that the Post Effective Amendment to the Registration Statement relating to the Shares in this prospectus is declared effective, unless earlier fully subscribed or terminated by the Company.

The Selling Shareholders identified in this prospectus may offer the shares of common stock through public or private transactions at the stated price of $0.23 per share. The Selling Shareholders can offer all, some or none of their shares of common stock, thus we have no way of determining the number of shares of common stock each will hold after this Offering.

The offering price bears no relationship to our assets, book value, earnings, or any other customary investment criteria. For additional information regarding the methods of sale you should refer to the section entitled “Plan of Distribution” beginning on page 5 of this prospectus.

We will bear all costs relating to the registration of the Shares.

Our Common Stock is quoted on the OTC Bulletin Board under the symbol “TCRG”. On March 17, 2025, the last reported sale price per share of our Common Stock on the OTC Bulletin Board was $0.30. Our principal executive offices are located at 650 Ponce De Leon Avenue NE, Suite 300 #2334, Atlanta, GA 30308, and our telephone number is (678) 626-0555.

We are an “emerging growth company” as defined under the Jumpstart Our Business Startups Act, commonly referred to as the “JOBS Act.”

Investing in our securities involves risks. You should carefully consider the risk factors beginning on page 2 of this prospectus before you make an investment in our securities.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is March 27, 2025

i

You should read this prospectus, any applicable prospectus supplement and the information incorporated by reference in this prospectus before making an investment in the securities of THE CANNAISSEUR GROUP, INC. See “Where You Can Find Additional Information” on page 10 for more information. You should rely only on the information contained in or incorporated by reference in this prospectus or a prospectus supplement. The Company has not authorized anyone to provide you with different information. This document may be used only in jurisdictions where offers and sales of these securities are permitted. You should assume that information contained in this prospectus, or in any document incorporated by reference, is accurate only as of any date on the front cover of the applicable document. Our business, financial condition, results of operations and prospects may have changed since that date.

NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus and the documents incorporated by reference into it contain forward-looking statements that involve risks and uncertainties. The statements contained or incorporated by reference in this prospectus that are not purely historical are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”) and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). The Company has made these statements in reliance on the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. These forward-looking statements relate to future events or our future performance and include, but are not limited to, business strategy, future research and development projects, potential commercial revenues, capital requirements, new potential product introductions, expansion plans and the Company’s funding requirements. Other statements contained in our filings that are not historical facts are also forward-looking statements. We have tried to identify forward-looking statements by terminology such as “may,” “will,” “could,” “should,” “expects,” “anticipates,” “intends,” “plans,” “believes,” “seeks,” “estimates” and other comparable terminology.

Forward-looking statements are not guarantees of future performance and are subject to various risks, uncertainties and assumptions that are difficult to predict. Actual results may differ materially from those anticipated in these forward-looking statements as a result of a number of factors, including the risk factors described below in this prospectus and in our periodic filings with the SEC, incorporated by reference or included in this prospectus. All forward-looking statements contained in this prospectus are made only as of the date on the prospectus cover or as of the date of the filings incorporated herein by reference, as applicable. We expressly disclaim any intent to update or alter our forward-looking statements, whether as a result of new information, future events or otherwise. Before deciding to buy or sell our securities, you should be aware that the occurrence of the events described in these risk factors could harm our business, operating results and financial condition, which consequences could materially diminish the trading price of our securities and/or their value.

The results anticipated by any or all of these forward-looking statements might not occur. Important factors, uncertainties and risks that may cause actual results to differ materially from these forward-looking statements include the future impact of the geopolitical conflicts in Israel and Ukraine, inflation and Federal Reserve interest rate increases in response thereto on the economy including the potential for a recession, downturn in economic activity and the capital markets and a resulting reduction in demand for our offerings, declines in expenditures for digital marketing campaigns and a trend towards in-housing those functions, our limited operating history and revenue, our ability to effectively navigate challenges posed by the complex industries we serve including the potential for rapid and unpredictable technological change, regulatory burdens and an intense competitive environment. We undertake no obligation to publicly update or revise any forward-looking statements, whether as the result of new information, future events or otherwise.

Unless the context requires otherwise, in this Prospectus, the “Company, “TCRG” “we,” “us” and “our” refer to THE CANNAISSEUR GROUP, INC.

PROSPECTUS SUMMARY

Our Business

The Cannaisseur Group, Inc. (the “Company” or “TCRG”) was established in December 2020. On January 4, 2021, the Company acquired a fifty-one percent (51%) interest in Atlanta CBD Inc. (d/b/a as Inno Medicinals) (“Atlanta CBD”). Atlanta CBD was formed to engage in hemp cultivation, extraction, manufacturing, distribution, and retail sales through CBD stores. The Company, however, has now transitioned into a health and wellness company, with the aim of promoting and selling health and wellness products, including CBD-related products. Currently, the Company’s only assets and operations consist of the 51% interest it owns in Atlanta CBD, Inc. TCRG manages and operates Atlanta CBD’s business on a day-to-day basis. The Company intends to work in conjunction with Atlanta CBD to grow the business operations.

Atlanta CBD, at its inception, was a hemp products supplier and retailer. It sold its retail hemp products through the trade name, Inno Medicinals, located in Atlanta Georgia. Currently, Atlanta CBD, in order to better reflect the direction of TCRG, intends to sell health and wellness products, through its retail operations. The products offered for sale will also reflect the shift in strategy of TCRG.

For additional information relating to the Company and its operations, please refer to the reports incorporated herein by reference as described under the caption “Information Incorporated by Reference” beginning on page 10.

Our Common Stock is quoted on the OTC Bulletin Board under the symbol “TCRG”.

The Offering

This prospectus relates to the offer and sale, of up to 28,550,000 shares of our common stock. 15,000,000 shares are being sold by the Company and 13,550,000 shares are being sold by Selling Shareholders. The Company and the Selling Shareholders will each offer the shares at $0.23 per share. The Company will not receive any proceeds from the shares being sold by Selling Shareholders. The Company and Selling Shareholders are conducting the offering and sale of shares on a self-underwritten best-efforts basis, with no minimum shares required. This offering by the Company and Selling Shareholders will commence promptly on the date of this Prospectus and will terminate 12 months from the date that the Post Effective Amendment to the Registration Statement relating to the Shares in this prospectus is declared effective, unless earlier fully subscribed or terminated by the Company.

The total value of the 28,550,000 shares of Common Stock being registered hereunder is approximately $8,565,000, based on the last quoted sale price for our Common Stock of $0.30 on March 17, 2025.

Corporate Information

Our executive offices are located at 650 Ponce De Leon Ave NE, Suite 300 #2334, Atlanta, GA 30308 and our telephone number is (678) 626-0555. Additional information regarding our company, including our audited financial statements and descriptions of our business, is contained in the documents incorporated by reference in this prospectus. See “Where You Can Find Additional Information” on page 10 and “Information Incorporated by Reference” beginning on page 10.

RISK FACTORS

Investors should carefully consider the risks and uncertainties and all other information contained or incorporated by reference in this prospectus, including the risks and uncertainties discussed under “Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2024 that is incorporated herein by reference. All of these “Risk Factors” are incorporated by reference herein in their entirety. These risks and uncertainties are not the only ones facing us. Additional risks of which we are not presently aware or that we currently believe are immaterial may also harm our business and results of operations. The trading price of our Common Stock could decline due to the occurrence of any of these risks, and investors could lose all or part of their investment. In assessing these risks, investors should also refer to the other information contained or incorporated by reference in our other filings with the Securities and Exchange Commission.

USE OF PROCEEDS

Our Offering is being made in a direct public offering on a self-underwritten basis - no minimum number of shares must be sold in order for the Offering to proceed. The Offering price per share is $0.23. There is no assurance that we will raise the full $3,450,000.00, as anticipated.

Not taking into account any possible additional funding or revenues, we intend to use the proceeds from this Offering as follows. The following chart indicates the amount of funds that we plan to allocate to each item but does not indicate the total fee/cost of each item. The amount of proceeds we allocate to each item is dependent upon the amount of proceeds we receive from this Offering:

We believe that our current cash and cash equivalents, anticipated cash flow from operations and the proceeds from the sale of the maximum amount of Shares being offered hereunder will only be sufficient to meet our anticipated cash needs for the next 12 months. Our management has determined that the maximum amount of funds received from this Offering would be sufficient to cover our intended plan of operations contemplated hereby. We will use any proceeds received to file reports with the SEC, as well as to proceed with our intended business, including using a portion of the proceeds in support of Atlanta CBD’s operations.

We expect that if we sell all shares in this offering, the funds raised will be sufficient to allow us to purchase the assets we plan to acquire to grow our business. If we do not sell all shares in this offering, we may have to rely on private placements of our shares or loans to acquire assets for the business. If we do not receive the necessary funding, we will not be able to acquire the assets we need to expand our business.

However, there can be no assurance that we will raise any funds through our offering or through private placements or loans, if required. As with any form of financing, there are uncertainties concerning the availability of such funds and the likelihood that such funds will be available to us on terms acceptable to us.

The Selling Security Holders will receive all the proceeds from the sales of the Selling Shareholders Shares under this Prospectus. We will not receive any proceeds from these sales. We have agreed to bear certain expenses relating to the registration of the shares of Common Stock being registered herein for Selling Security Holders.

Our Offering is being made in a direct public offering on a self-underwritten basis - no minimum number of shares must be sold in order for the Offering to proceed. The Offering price per share is $0.23. There is no assurance that we will raise the full $3,450,000, as anticipated. Not taking into account any possible additional funding or revenues, we intend to use the proceeds from this Offering as follows. The following chart indicates the amount of funds that we will allocate to each item but does not indicate the total fee/cost of each item. The amount of proceeds we allocate to each item is dependent upon the amount of proceeds we receive from this Offering:

Use of Proceeds	100% of Shares Sold	% of Total	50% of Shares Sold	% of Total	25% of Shares Sold	% of Total
Gross Proceeds from Offering	$3,450,000		$1,725,000		$862,500
Use of Proceeds
Operational Costs (1)	1,050,000	30%	525,000	30%	262,500	30%
Asset Acquisition	600,000	18%	300,000	18%	150,000	18%
Marketing	500,000	14%	250,000	14%	125,000	14%
Product Development (2)	700,000	20%	350,000	20%	175,000	20%
New Hires	600,000	18%	300,000	18%	150,000	18%
Total use of proceeds	$3,450,000	100%	$1,725,000	100%	$862,500	100%
Offering Expenses (3)
Securities and Exchange Commission registration fee	$609		$609		$609
Accounting fees and expenses	20,000		20,000		20,000
Legal fees and expenses	30,000		30,000		30,000
Registrar and transfer agent fees and expenses	2,000		2,000		2,000
Total offering expenses	$33,609		$33,609		$33,609

(1)	Proceeds from the offering could be used to pay Atlanta CBD’s preferred shareholders redemption amounts of up to $37,875 if the holders of such preferred stock redeem their shares. Also, a portion of the proceeds may be used to support Atlanta CBD’s operations.
(2)	A portion of the proceeds may be used to develop Atlanta CBD’s products.
(3)	Offering expenses will not be paid from proceeds received from the Offering.

See “Plan of Distribution” elsewhere in this Prospectus for more information.

SELLING SECURITY HOLDERS

Shares Offered by the Selling Shareholders

Selling Shareholders are offering 13,550,000 shares of common stock by this prospectus. The common stock may be sold or distributed from time to time by the Selling Shareholders directly to one or more purchasers or through brokers, dealers, or underwriters who may act solely as agents at market price prevailing at the time of sale, at prices related to the prevailing market prices, at negotiated prices, or at fixed prices, which may be changed. The Selling Shareholders may use any one or more of the following methods when selling securities:

●	ordinary brokers’ transactions;

●	transactions involving cross or block trades;

●	through brokers, dealers, or underwriters may act solely as agents;

●	“at the market” into an existing market for the common stock;

●	in other ways not involving market makers or established business markets, including direct sales to purchasers or sales effected through agents;

●	in privately negotiated transactions; or

●	any combination of the foregoing.

In order to comply with the securities laws of certain states, if applicable, the shares may be sold only through registered or licensed brokers or dealers. In addition, in certain states, the shares may not be sold unless they have been registered or qualified for sale in the state or an exemption from the state’s registration or qualification requirement is available and complied with.

Brokers, dealers, underwriters or agents participating in the distribution of the shares as agents may receive compensation in the form of commissions, discounts, or concessions from the Selling Security Holders and/or purchasers of the common stock for whom the broker-dealers may act as agent. The compensation paid to a particular broker-dealer may be less than or in excess of customary commissions. Neither we nor any Selling Shareholder can presently estimate the amount of compensation that any agent will receive.

We know of no existing arrangements between Selling Shareholders or any other stockholder, broker, dealer, underwriter or agent relating to the sale or distribution of the shares offered by this prospectus. At the time a particular offer of shares is made, a prospectus supplement, if required, will be distributed that will set forth the names of any agents, underwriters or dealers and any compensation from the Selling Security Holder, and any other required information.

We will pay the expenses incident to the registration, offering, and sale of the shares by Selling Shareholders.

We have advised Selling Shareholders that they are required to comply with Regulation M promulgated under the Exchange Act. With certain exceptions, Regulation M precludes selling stockholders, any affiliated purchasers, and any broker-dealer or other person who participates in the distribution from bidding for or purchasing or attempting to induce any person to bid for or purchase any security which is the subject of the distribution until the entire distribution is complete. Regulation M also prohibits any bids or purchases made in order to stabilize the price of a security in connection with the distribution of that security. All of the foregoing may affect the marketability of the securities offered by this prospectus.

The list of selling shareholders is set forth below.

LIST OF SELLING SHAREHOLDERS

Shareholder	Relationship to Company	Number of Shares Offered	Number of Shares owned Prior to Offering	Number of Shares after Offering *	Percentage Owned after Offering *
Friction & Heat LLC	N/A	2,500,000	2,500,000	0	0%
Hollis Capital Services LLC	N/A	2,500,000	2,500,000	0	0%
Henrietta Point LLC	N/A	2,000,000	2,000,000	0	0%
Norman Law Firm PLC	Counsel to the Company	1,400,000	1,400,000	0	0%
TJC Consulting, LLC	N/A	1,400,000	1,400,000	0	0%
Ridolfo Brown	N/A	1,022,000	1,022,000	0	0%
Eddie R. Cheeks, M.D., P.C.	Greater than 5% shareholder	800,000	800,000	0	0%
The Cheeks Agency, Inc.	Greater than 5% shareholder	800,000	800,000	0	0%
Harold Woolfolk	Board Member	500,000	500,000	0	0%
Michael Premazon	N/A	200,000	200,000	0	0%
Oudray Hervey	N/A	125,000	125,000	0	0%
Joel Bellot	N/A	100,000	100,000	0	0%
Natasha Cleveland	N/A	75,000	75,000	0	0%
Ricco Brown	N/A	64,000	64,000	0	0%
Vincent Brown	N/A	64,000	64,000	0	0%
Total		13,550,000	13,550,000	0	0%

*	Assumes all shares are sold in the offering.

PLAN OF DISTRIBUTION

We are offering for sale a maximum of 15,000,000 shares of our Common Stock in a self-underwritten offering directly to the public at a price of $0.23 per share. There is no minimum number of shares that we must sell in our direct offering, and therefore no minimum amount of proceeds will be raised. No arrangements have been made to place funds into escrow or any similar account. Upon receipt, offering proceeds will be deposited into our operating account and used to conduct our business and operations. We are offering the shares without any underwriting discounts or commissions. The purchase price is $0.23 per share. The Offering will terminate 12 months from the date that this Post Effective Amendment No. 1 to the Registration Statement relating to the Shares is declared effective, unless earlier fully subscribed or terminated by the Company. The offering may be extended.

In connection with the Company’s selling efforts in the offering, the Company’s officers and directors will not register as a broker-dealer pursuant to Section 15 of the Exchange Act, but rather will rely upon the “safe harbor” provisions of SEC Rule 3a4-1, promulgated under the Exchange Act. Generally speaking, Rule 3a4-1 provides an exemption from the broker-dealer registration requirements of the Exchange Act for persons associated with an issuer that participate in an offering of the issuer’s securities. The Company’s officers and directors are not subject to any statutory disqualification, as that term is defined in Section 3(a)(39) of the Exchange Act. Our officers and directors will not be compensated in connection with their participation in the offering by the payment of commissions or other remuneration based either directly or indirectly on transactions in our securities. Our officers and directors are not now, nor has he been within the past 12 months, a broker or dealer, and he has not been, within the past 12 months, an associated person of a broker or dealer. At the end of the offering, our officers and directors will continue to primarily perform substantial duties for the Company or on its behalf otherwise than in connection with transactions in securities. Our officers and directors will not participate in selling an offering of securities for any issuer more than once every 12 months other than in reliance on Exchange Act Rule 3a4-1(a)(4)(i) or (iii).

In order to comply with the applicable securities laws of certain states, the securities will be offered or sold in those states only if they have been registered or qualified for sale; exempted from such registration or if a qualification requirement is available and with which the Company has complied. In addition, and without limiting the foregoing, the Company will be subject to applicable provisions, rules and regulations under the Exchange Act with regard to security transactions during the period of time when this Registration Statement is effective. We will make copies of this prospectus available to the Selling Stockholders and have informed them of the need to deliver copies of this prospectus to purchasers at or prior to the time of any sale of the Shares.

We will bear all costs, expenses and fees in connection with the registration of the Shares. The Selling Stockholders will bear all commissions and discounts, if any, attributable to the resale of the Shares. The Selling Stockholders may agree to indemnify any broker-dealer or agent that participates in transactions involving sales of the Shares against certain liabilities, including liabilities arising under the Securities Act.

Once sold under the registration statement of which this prospectus is a part, the Shares will be freely tradable in the hands of persons other than our affiliates.

DESCRIPTION OF SECURITIES TO BE REGISTERED

The Company is authorized to issue up to 500,000,000 shares of common stock, $0.0001 par value per share. As of March 18, 2025, we had outstanding 49,980,414 shares of Common Stock.

Common Stock

The holders of our Common Stock are entitled to one vote per share held and have the sole right and power to vote on all matters on which a vote of stockholders is taken. Voting rights are non-cumulative. Common stockholders are entitled to receive dividends when, as, and if declared by the Board of Directors, out of funds legally available therefore and to share pro rata in any distribution to stockholders. Upon liquidation, dissolution, or the winding up of our Company, common stockholders are entitled to receive the net assets of our Company in proportion to the respective number of shares held by them after payment of liabilities which may be outstanding. The holders of common stock do not have any preemptive right to subscribe for or purchase any shares of any class of stock of the Company. The outstanding shares of common stock will not be subject to further call or redemption and are fully paid and non-assessable. To the extent that additional common shares are issued, the relative interest of existing stockholders will likely be diluted. The outstanding shares of Common Stock are fully paid and non-assessable.

We have not paid cash dividends on our Common Stock and do not plan to pay any such dividends in the foreseeable future.

Certificate of Incorporation

Under our Certificate of Incorporation, as amended, our Board of Directors, without further action by our stockholders, currently has the authority to issue up to 500,000,000 shares of Common Stock.

Delaware Anti-Takeover Law and Charter and Bylaw Provisions

Amended and Restated Certificate of Incorporation and Bylaws

Some provisions of Delaware law and our amended and restated certificate of incorporation and bylaws contain provisions that could make the following transactions more difficult:

●	acquisition of us by means of a tender offer;

●	acquisition of us by means of a proxy contest or otherwise; or

●	removal of our incumbent officers and directors.

The provisions, summarized below, are intended to discourage coercive takeover practices and inadequate takeover bids and to promote stability in our management. These provisions are also designed to encourage persons seeking to acquire control of us to first negotiate with our board of directors.

Delaware Anti-Takeover Statute

We are subject to Section 203 of the General Corporation Law of the State of Delaware. This law prohibits a publicly held Delaware corporation from engaging in any business combination with any interested stockholder for a period of three years following the date that the stockholder became an interested stockholder unless:

●	prior to the date of the transaction, the board of directors of the corporation approved either the business combination or the transaction which resulted in the stockholder becoming an interested stockholder;

●	upon consummation of the transaction which resulted in the stockholder becoming an interested stockholder, the interested stockholder owned at least 85% of the voting stock of the corporation outstanding at the time the transaction commenced, excluding for purposes of determining the number of shares outstanding those shares owned by persons who are directors and also officers and by employee stock plans in which employee participants do not have the right to determine confidentially whether shares held subject to the plan will be tendered in a tender or exchange offer; or

●	on or subsequent to the date of the transaction, the business combination is approved by the board of directors and authorized at an annual or special meeting of stockholders, and not by written consent, by the affirmative vote of at least two-thirds of the outstanding voting stock which is not owned by the interested stockholder.

Section 203 defines “business combination” to include:

●	any merger or consolidation involving the corporation and the interested stockholder;

●	any sale, transfer, pledge or other disposition of 10% or more of our assets involving the interested stockholder;

●	in general, any transaction that results in the issuance or transfer by us of any of our stock to the interested stockholder; or

●	the receipt by the interested stockholder of the benefit of any loans, advances, guarantees, pledges or other financial benefits provided by or through the corporation.

In general, Section 203 defines an “interested stockholder” as an entity or person beneficially owning 15% or more of the outstanding voting stock of the corporation and any entity or person affiliated with or controlling or controlled by the entity or person.

Transfer Agent and Registrar

The transfer agent and registrar for our Common Stock is VStock Transfer, LLC.

Quotation

Our Common Stock is quoted on the OTC Bulletin Board under the symbol “TCRG”.

LEGAL MATTERS

Certain legal matters relating to the validity of the Shares offered by this prospectus will be passed upon for us by The Norman Law Firm PLLC, Silver Spring, Maryland.

EXPERTS

M&K CPAS, PLLC, an independent registered public accounting firm, has audited our financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2024, as set forth in their report, which is incorporated by reference in this prospectus and elsewhere in the registration statement. Our financial statements are incorporated by reference in reliance on M&K CPAS, PLLC’s report, given on their authority as experts in accounting and auditing.

INFORMATION WITH RESPECT TO THE REGISTRANT

A substantial portion of the information required to be disclosed in the registration statement of which this prospectus is a part is incorporated by reference to our latest report on Form 10-K filed with the SEC on March 21, 2025. See “Information Incorporated by Reference” beginning on page 10, “Prospectus Summary” on page 2 and “Risk Factors” on page 2.

MATERIAL CHANGES

There have been no material changes since December 31, 2024, that have not been described in our Annual Report on Form 10-K, which is incorporated by reference herein, or this prospectus.

WHERE YOU CAN FIND ADDITIONAL INFORMATION

The Company files annual, quarterly and special reports, proxy statements and other information with the SEC. You may read and copy any document filed by the Company at the SEC’s Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the public reference room. The Company’s filings with the SEC are also available to the public at the SEC’s Internet web site at http://www.sec.gov. You may also read and copy this information at the Financial Industry Regulatory Authority, 1735 K Street, N.W., Washington, D.C. 20006.

The Company has filed a registration statement, of which this prospectus is a part, covering the Shares offered hereby. As allowed by Commission rules, this prospectus does not include all of the information contained in the registration statement and the included exhibits, financial statements and schedules. You are referred to the registration statement, the included exhibits, financial statements and schedules for further information. This prospectus is qualified in its entirety by such other information.

INFORMATION INCORPORATED BY REFERENCE

The SEC allows the Company to “incorporate by reference” the information that is filed by the Company with the SEC, which means that the Company can disclose important information to you by referring you to those documents. The Company hereby incorporates by reference its Annual Report on Form 10-K for the fiscal year ended December 31, 2024, filed with the SEC on March 21, 2025.

The Company will provide, without charge, to each person, including any beneficial owner, to whom a copy of this prospectus is delivered, upon such person’s written or oral request, a copy of any and all of the information incorporated by reference in this prospectus, other than exhibits to such documents, unless such exhibits are specifically incorporated by reference into the information that this prospectus incorporates. Requests should be directed to the Secretary at THE CANNAISSEUR GROUP, INC., 650 Ponce De Leon Ave NE, Suite 300 #2334, Atlanta, GA 30308, telephone number (678) 626-0555. You may also find these documents in the “Investor Relations” section of our website, www.thecannaisseurgroup.com. The information on, or accessible through, our website is not incorporated into this prospectus.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 13. Other Expenses of Issuance and Distribution.

The following table sets forth the costs and expenses, payable by the Company in connection with the registration and sale of the Common Stock being registered. All amounts are estimates except the SEC registration fee.

Amount to be paid
SEC registration fee	$609
Printing expense	10,000
Legal fees and expenses	30,000
Accounting fees and expenses	20,000
Transfer Agent fees	2,500
Miscellaneous fees	2,500

Total	$65,609

Item 14. Indemnification of Directors and Officers.

The Registrant has the power to indemnify its officers and directors against liability for certain acts pursuant to Section 145 of the General Corporation Law of the State of Delaware. Article VIII of the Registrant’s Certificate of Incorporation provides in relevant part:

Section 2. Indemnification of Directors and Officers: “Subject to the operation of Section 4 of this Article VIII, each Director and Officer shall be indemnified and held harmless by the Corporation to the fullest extent authorized by the DGCL, as the same exists or may hereafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits the Corporation to provide broader indemnification rights than such law permitted the Corporation to provide prior to such amendment) against any and all Expenses, judgments, penalties, fines and amounts reasonably paid in settlement that are incurred by such Director or Officer or on such Director's or Officer's behalf in connection with any threatened, pending or completed Proceeding or any claim, issue or matter therein, which such Director or Officer is, or is threatened to be made, a party to or participant in by reason of such Director's or Officer's status or conduct as such, if such Director or Officer acted in good faith and in a manner such Director or Officer reasonably believed to be in or not opposed to the best interests of the Corporation and, with respect to any criminal proceeding, had no reasonable cause to believe his or her conduct was unlawful. The rights of indemnification provided by this Section 2 shall continue as to a Director or Officer after he or she has ceased to be a Director or Officer and shall inure to the benefit of his or her heirs, executors, administrators and personal representatives.”

Section 4. Good Faith: Unless ordered by a court, no indemnification shall be provided pursuant to this Article VIII to a Director, to an Officer or to a Non-Officer Employee unless a determination shall have been made that such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the Corporation and, with respect to any criminal Proceeding, such person had no reasonable cause to believe his or her conduct was unlawful. Such determination shall be made by (a) a majority vote of the Disinterested Directors, even though less than a quorum of the Board of Directors, (b) a committee comprised of Disinterested Directors, such committee having been designated by a majority vote of the Disinterested Directors (even though less than a quorum), (c) if there are no such Disinterested Directors, or if a majority of Disinterested Directors so directs, by independent legal counsel in a written opinion, or (d) by the stockholders of the Corporation.

Section 5. Advancement of Expenses to Directors Prior to Final Disposition:

(a) The Corporation shall advance all Expenses incurred by or on behalf of any Director in connection with any Proceeding in which such Director is involved by reason of such Director's Corporate Status within ten (10) days after the receipt by the Corporation of a written statement from such Director requesting such advance or advances from time to time, whether prior to or after final disposition of such Proceeding. Such statement or statements shall reasonably evidence the Expenses incurred by such Director and shall be preceded or accompanied by an undertaking by or on behalf of such Director to repay any Expenses so advanced if it shall ultimately be determined that such Director is not entitled to be indemnified against such Expenses.

(b) If a claim for advancement of Expenses hereunder by a Director is not paid in full by the Corporation within ten (10) days after receipt by the Corporation of documentation of Expenses and the required undertaking, such Director may at any time thereafter bring suit against the Corporation to recover the unpaid amount of the claim and if successful in whole or in part, such Director shall also be entitled to be paid the expenses of prosecuting such claim. The failure of the Corporation (including its Board of Directors or any committee thereof, independent legal counsel, or stockholders) to make a determination concerning the permissibility of such advancement of Expenses under this Article VIII shall not be a defense to the action and shall not create a presumption that such advancement is not permissible. The burden of proving that a Director is not entitled to an advancement of Expenses shall be on the Corporation.

(c) In any suit brought by the Corporation to recover an advancement of expenses pursuant to the terms of an undertaking, the Corporation shall be entitled to recover such expenses upon a final adjudication that the Director has not met any applicable standard for indemnification set forth in the DGCL.

Item 15. Recent Sales of Unregistered Securities

On February 16, 2023, the Company sold 333,334 shares of common stock in a private placement for gross proceeds of $10,000.

On April 27, 2023, the Company issued 914,286 shares of common stock to a related party for cash proceeds in the amount of $20,000 ($0.022 per share).

On May 10, 2023, the Company sold 1,066,666 shares of common stock at a price of $0.015 per share for cash proceeds of $16,000 to each of two investors (a total of 2,133,332 shares of common stock for aggregate cash proceeds of $32,000).

On October 7, 2023, the Company sold 416,933 shares of common stock at a price of $0.015 per share for cash proceeds of $6,254.

On October 10, 2023, the Company sold 416,933 shares of common stock at a price of $0.015 per share for cash proceeds of $6,254.

On November 10, 2023, the Company sold 168,666 shares of common stock at a price of $0.015 per share for cash proceeds of $2,500.

On December 28, 2023, the Company sold 967,333 shares of common stock at a price of $0.015 per share for cash proceeds of $14,510.

On May 8, 2024, the Company sold 21,740 shares of common stock at a price of $0.23 per share for cash proceeds of $5,000.

On July 31, 2024, the Company sold 10,000 shares of common stock at a price of $0.23 per share for cash proceeds of $2,300.

On November 18, 2024, the Company sold 100,000 shares of common stock at a price of $0.05 per share for cash proceeds of $5,000.

On December 27, 2024, the Company sold 8,333 shares of common stock at a price of $0.12 per share for cash proceeds of $1,000.

On January 22, 2025, the Company sold 642,857 shares of common stock at a price of $0.14 per share for cash proceeds of $90,000.

Proceeds were used to cover operating expenses and to pay expenses related to the Company’s registration of its shares and filings with the Securities and Exchange Commission.

Item 16. Exhibits.

EXHIBIT INDEX

Exhibit Number	Exhibit Description	Filed Herewith
3.1	Articles of Incorporation (The Cannaisseur Group)	*
3.2	Amended Articles of Incorporation (The Cannaisseur Group)	*
3.3	Amended Articles of Incorporation (Atlanta CBD, Inc.)	*
3.4	Amendment to Articles of Incorporation	X
3.5	Bylaws	*
4.1	Specimen Stock Certificate	*
5.1	Opinion of The Norman Law Firm PLLC	*
10.1	Purchase Agreement with Atlanta CBD, Inc.	*
10.2	Agreement with Liberty Management, LLC	*
10.3	Atlanta CBD Operating Agreement	*
10.4	Conflict of Interest Agreement	*
23.1	Consent of M&K CPAS, PLLC (The Cannaisseur Group)	X
23.3	Consent of The Norman Law Firm PLLC (included in Exhibit 5.1)	*
107	Filing Fee Table	*

*	Previously filed as the indicated Exhibit to the Registrant’s Registration Statement on Form S-1 (Registration No. 333-262710, filed November 1, 2023, and incorporated herein by reference.
X	Filed Herewith

Item 17. Undertakings.

The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement.

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser: each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness; provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers, and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Company certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-1 and has duly caused this Post-Effective Amendment No. 1 to Registration Statement on Form S-1 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Atlanta, State of Georgia, on March 27, 2025.

THE CANNAISSEUR GROUP, INC.

By:	/s/ Floretta Gogo
Floretta Gogo
President, and Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, as amended, this Post-Effective Amendment No. 1 to Registration Statement on Form S-1 has been signed by the following persons in the capacities and on the dates indicated.

Signature	Office(s)	Date

/s/ Floretta Gogo Floretta Gogo	President, and Chief Executive Officer, and Director (Principal Executive Officer)	March 27, 2025

*
Xavier Carter	Chief Financial Officer, and Director (Principal Financial and Accounting Officer)	March 27, 2025

*
Jamie Brown	Director	March 27, 2025

* Jordan Balencic	Director	March 27, 2025

*By:	/s/ Floretta Gogo
Floretta Gogo
Attorney-in-Fact